Exhibit 5.1

December 10, 2025

Azitra, Inc.

21 Business Park Drive

Branford, CT 06405

Ladies and Gentlemen:

We have acted as counsel for Azitra, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale, on a delayed or continuous basis, by the selling stockholders named in the Registration Statement under the caption “Selling Stockholders” (the “Selling Stockholders”) of (i) 535,759 shares (the “November Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), (ii) up to 4,687,500 shares (the “November Common Stock Purchase Warrant Shares”) of Common Stock issuable upon exercise of certain Common Stock purchase warrants (the “November Common Stock Purchase Warrants”), (iii) up to 4,151,741 shares (the “November Pre-Funded Warrant Shares”, together with the November Common Stock Purchase Warrant Shares the “November Warrant Shares”) of Common Stock issuable upon exercise of certain pre-funded warrants (the “November Pre-Funded Warrants”, together with the November Common Stock Purchase Warrants, the “November Warrants”), (iv) up to 187,500 shares (the “Placement Agent Warrant Shares”) of Common Stock issuable upon exercise of certain placement agent warrants (the “Placement Agent Warrants”) issued to the Selling Stockholders pursuant to that certain securities purchase agreement dated November 24, 2025 (the “November Purchase Agreement”) and placement agency agreement dated November 24, 2025 (the “Placement Agency Agreement”, together with the November Purchase Agreement, the “November Agreements”), up to (v) 3,840,890 shares (the “ELOC Warrant Shares”) of Common Stock issuable upon exercise of the warrants (the “ELOC Warrants”) issuable in connection with the purchase agreement dated April 24, 2025 (the “ELOC Purchase Agreement”), as modified by the Modification Agreement dated August 26, 2025 (the “Modification Agreement”) and (vi) up to 38,408,903 shares (the “ELOC Shares”) of Common Stock issuable pursuant to the ELOC Purchase Agreement. Capitalized terms used herein that are not defined shall have the meanings ascribed to such terms in the November Purchase Agreement.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the November Agreements, the forms of November Warrants, the form of Placement Agent Warrant, the form of ELOC Warrant, the ELOC Purchase Agreement, the Modification Agreement, the Company’s certificate of incorporation (as amended and/or restated to date) and the Company’s bylaws (as amended and/or restated to date), each as currently in effect, a certificate of good standing issued by the Delaware Secretary of State as of a recent date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates, and other documents submitted to us; (ii) the legal capacity, competency, and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates, and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates, and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic, or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution, and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof.

Azitra, Inc.

December 10, 2025

For purposes of rendering the opinion set forth below with respect to ELOC Shares, we have further assumed (i) the approval by the Company’s board of directors (the “Board of Directors”) (or duly authorized designees of the Board of Directors) of each issuance of the ELOC Shares, (ii) the issuance of the ELOC Shares in accordance with such approval, for a price per share equal to or greater than the minimum price, if any, authorized by the Board of Directors (or duly authorized designees of the Board of Directors) prior to the date of issuance (the “Minimum Price”), (iii) the receipt by the Company of the consideration (which shall not be less than the par value of such ELOC Shares) to be paid in accordance with such approval, and (iv) that no event occurs that causes the total number of ELOC Shares that may be issued for the Minimum Price, when added to the number of shares of the Common Stock issued, subscribed for, or otherwise committed to be issued, to exceed the number of authorized shares of the Common Stock available for issuance by the Company.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the issuance and sale of the November Shares sold by the Company pursuant to the November Purchase Agreement has been duly authorized by the Company and, such November Shares are validly issued, fully paid and non-assessable, (ii) the November Warrant Shares, when issued and paid for upon the exercise of the November Warrants in accordance with the terms of the November Warrants and the terms of the November Purchase Agreement, will be validly issued, fully paid and nonassessable, (iii) the Placement Agent Warrant Shares, when issued and paid for upon the exercise of the Placement Agent Warrants in accordance with the terms of the Placement Agent Warrant and the terms of the Placement Agency Agreement, will be validly issued, fully paid and nonassessable, (iv) the ELOC Warrant Shares, when issued and paid for upon the exercise of the ELOC Warrants in accordance with the terms of the thereof, will be validly issued, fully paid, and nonassessable, and (v) the issuance and sale of the ELOC Shares to be issued and sold by the Company pursuant to the ELOC Purchase Agreement have been duly authorized by the Company and, when such ELOC Shares are issued and paid for in accordance with the terms of the ELOC Purchase Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to being named under the caption “Legal Matters” contained therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP